U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): March 6, 2006

AVANI INTERNATIONAL GROUP INC.

(Name of Small Business Issuer in its charter)

Nevada                 000-23319                      88-0367866

(State of           Commission File No.        (I.R.S. Employer

Incorporation)                                 I.D. Number)

#328-17 Fawcett Road, Coquitlam, B.C. (Canada)    V3K 6V2

(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number 604-525-2386.

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Item 4.01. Change in Registrant’s Principal Independent Accountants.

On March 2, 2006, the Company reported that BDO Dunwoody LLP resigned as the Company’s independent auditor.

On March 6, 2006, the Company appointed as its new auditor Jeffrey Tsang & Co., Certified Public Accountants, Unit B, 15/F, Englong Commercial Building, 184 Nathan Road, Kowloon, Hong Kong. The effective date of engagement agreed to by the parties is March 6, 2006.

The Company did not consult with the new auditor on the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avani International Group, Inc.

March 7, 2006

/s/ Dennis Robinson

Dennis Robinson

Treasurer and

Chief Accounting Officer

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